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                                                                       Exhibit 5
                                                                       ---------






                                  May 24, 2002

Securities and Exchange Commission
450 5th Street, N.W., Judiciary Plaza
Washington, D.C.  20549

         Re:      Registration Statement on Form S-3 filed by Roadway
                  Corporation

Ladies and Gentlemen:

         As Vice President, General Counsel and Secretary for Roadway Corporation, a Delaware corporation (the "COMPANY"), I have acted as counsel to the Company and each of the Additional Registrants (as defined below and, together with the Company, the "REGISTRANTS") in connection with the filing on the date hereof with the United States Securities Exchange Commission (the "COMMISSION") of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT").

         The Registration Statement relates to the issuance and sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "SECURITIES Act"), of any of, or any combination of, the following securities with an aggregate offering price of up to $250,000,000: (a) shares of the Company's common stock, par value $.01 per share ("COMMON STOCK"); (b) one or more series of the Company's senior debt securities ("SENIOR DEBT SECURITIES"); and (c) guarantees of the Senior Debt Securities (the "GUARANTEES") by the Additional Registrants. The Senior Debt Securities and Common Stock are collectively referred to herein as the "SECURITIES" and each, a "SECURITY".

         The Additional Registrants are: Roadway Express, Inc., Roadway Express International, Inc., Roadway Reverse Logistics, Inc., Roadway Next Day Corporation, New Penn Motor Express, Inc. and Arnold Transportation Services, Inc.

         In connection with the opinions expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of this opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations stated herein, I am of the opinion that:

         1. Each of the Registrants is a corporation existing and in good standing under the laws of its respective state of incorporation.



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May 24, 2002
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         2. The Common Stock being registered pursuant to the Registration
Statement, when issued and delivered as contemplated by the Registration Statement and a prospectus supplement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

         3. The Senior Debt Securities being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and a prospectus supplement and upon receipt by the Company of such lawful consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. The Guarantees, when issued and delivered as contemplated by the Registration Statement and a prospectus supplement, will constitute valid and binding obligations of the Additional Registrants, enforceable against such Additional Registrants in accordance with their terms.

         The opinions set forth above are subject to the following assumptions, qualifications and limitations:

         I have assumed, for purposes of the opinions expressed herein, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, facsimile or photostatic copies.

         In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective pursuant to the provisions of the Securities Act; (ii) a prospectus supplement describing each class and/or series of Securities and the Guarantees, if any, offered pursuant to the Registration Statement will have been filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Certificate of Incorporation and applicable law; (iv) the resolutions authorizing the Company to issue, offer and sell the Securities will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (v) all Securities will be issued in compliance with applicable federal and state securities laws.

         With respect to any Securities consisting of any series of Senior Debt Securities, I have further assumed that: (i) an indenture with respect to such Senior Debt Securities will have been duly executed and delivered by the Company and the applicable trustee in a form approved by the Company, and such indenture will have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the applicable trustee will have been qualified under the TIA;
(iii) all terms of such Senior Debt Securities not provided





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Securities and Exchange Commission
May 24, 2002
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for in the applicable indenture will have been established in accordance with the provision of the applicable indenture and reflected in appropriate documentation approved by the Company and, if applicable, duly executed and delivered by the Company and the applicable trustee; and (iii) such Senior Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture.

         With respect to the Guarantees, I have further assumed that: (i) the Senior Debt Securities will have become valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (ii) the appropriate corporate action will have been taken by each Additional Registrant to authorize the form, terms, execution and delivery of such Additional Registrant's Guarantees; and (iii) the Guarantees will have been issued in the form and containing the terms set forth in the Registration Statement, the applicable indenture and such corporate action.

         My opinions set forth in paragraphs 3 and 4 hereof, with respect to the enforceability of the documents or obligations referred to in such paragraphs, are subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditor's rights and remedies generally, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or at law, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

         For purposes of my opinions insofar as they relate to the Additional Registrants, I have assumed that the obligations of each of the Additional Registrants under the Guarantees are, and would be deemed by a court of competent jurisdiction to be, necessary or convenient to the conduct, promotion or attainment of the business of the respective Additional Registrant.

         For purposes of my opinions, I have assumed that (a) the Registration Statement remains effective during the offer and sale of the particular Securities, (b) the terms of any (i) indenture, as executed or as thereafter amended or (ii) supplemental indenture to such indenture, each as applicable to the particular Senior Debt Securities, are consistent with the description of the terms of such indenture set forth in the Registration Statement and in the prospectus and the applicable prospectus supplement, (c) at the time of the issuance, sale and delivery of each Security (other than the Guarantees), (i) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (ii) the issuance, sale and delivery of such Security, the terms of such Security and the compliance by the Company with the terms of such Security will not violate any applicable law, any restriction imposed by any court or governmental body having jurisdiction over the Company or any Additional Registrant, (d) at the time of the issuance and delivery of each Guarantee, (i) there will not have occurred any change in law affecting the validity, legally binding character or


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enforceability of such Guarantee and (ii) the issuance and delivery of such
Guarantee, the terms of such Guarantee and the compliance by each Additional Registrant with the terms of its Guarantee will not violate any applicable law, any restriction imposed by any court or governmental body having jurisdiction over such Additional Registrant, and (e) any revisions to the form of any indenture filed as an exhibit to the Registration Statement prior to the execution thereof, and any amendments or supplemental indentures to such indenture, as executed, will not require re-qualification of such indenture under the TIA.

         In rendering the opinions set forth in paragraph 1 hereof, I have relied as to certain factual matters upon certificates of public officials, and I have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinions, my examination of matters of law has been limited to the federal securities laws of the United States of America, the General Corporation Law of the State of Delaware, and Chapter 1701 of the Ohio Revised Code, as in effect on the date hereof. I express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to myself under the caption "Validity of Securities" in the Prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,

                                 /s/ John J. Gasparovic

                                 John J. Gasparovic
                                 Vice President, General Counsel and Secretary